As filed with the Securities and Exchange Commission on May 5, 2006

Registration No. 333-50066

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scientific-Atlanta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Georgia	58-0612397
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5030 Sugarloaf Parkway Lawrenceville, Georgia	30044-2689
(Address of Principal Executive Offices)	(Zip Code)

James F. McDonald

President and Chief Executive Officer

Scientific-Atlanta, Inc.

5030 Sugarloaf Parkway

Lawrenceville, Georgia 30044-2689

(Name and Address of Agent For Service)

(770) 236-5000

(Telephone Number, Including Area Code, of Agent For Service)

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-8 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment”), any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of Georgia, on this 5th day of May, 2006.

Scientific-Atlanta, Inc.

By:	/s/ Michael C. Veysey
Michael C. Veysey Vice President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of Georgia, on this 5th day of May, 2006.

Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan

By:	Scientific-Atlanta, Inc. Employee Benefit Committee,
Plan Administrator

By:	/s/ Brian C. Koenig
Brian C. Koenig
Authorized Signatory